Exhibit 10.5

FORM OF
CAPEX NOTE

$ __________________________	October 3, 2006

FOR VALUE RECEIVED, the undersigned, SIG ACQUISITION CORP., a Delaware corporation (“Borrower”) promises to pay to the order of [_________] (“Lender”) at the main office of LaSalle Bank National Association, as Administrative Agent, as hereinafter defined, at 135 South LaSalle Street, Chicago, Illinois 60603, the principal sum of

DOLLARS

or the aggregate unpaid principal amount of all CAPEX Draw Loans, as defined in the Credit Agreement, as hereinafter defined, made by Lender to Borrower pursuant to Section 2.1.3(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America, or, with respect to CAPEX Draw Loans that have been converted to a CAPEX Term Loan, as defined in the Credit Agreement, payable pursuant to Section 2.1.3(b) of the Credit Agreement.

As used herein, “Credit Agreement” means the Credit Agreement dated as of October 3, 2006, among Borrower, the Lenders, as defined therein, and LaSalle Bank National Association, as arranger and administrative agent for the Lenders (“Administrative Agent”), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of each CAPEX Loan from time to time outstanding, from the date of such CAPEX Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 4.1 of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 4.1; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto. All payments of principal of and interest on this Note shall be made in immediately available funds.

This Note is one of the CAPEX Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions.

JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

SIG ACQUISITION CORP.

By:

Name:

Title: